Exhibit 99.1

Sprague Resource LP
David C. Glendon Interview with The Wall Street Transcript (“TWST”)

David C. Glendon, President and Chief Executive Officer, Sprague Resources LP
Mr. Glendon has held this position since January 2008. Mr. Glendon has been with Sprague since 2003 and was previously the Senior Vice President, Oil and Materials Handling, focusing on driving the execution of a customer-centric approach across all elements of the business. Prior to joining Sprague, Mr. Glendon was a partner and global account manager at Monitor Group. He was also a founder and managing director of Monitor Equity Advisors, which worked with leading private capital providers in evaluating transactions and enhancing the strategic positions of their portfolio investments.

TWST: What is Sprague Resources today? As you describe it, can you summarize some of the most significant assets?

Mr. Glendon: We have three primary businesses: Refined Products, Natural Gas, and Materials Handling. In our Refined Products segment, we are in an enviable position of owning terminal assets in all of the major North East harbors, which would be very difficult to replicate. It is extremely unlikely that someone could obtain permits now to build additional terminal infrastructure in the North East and specifically in the ports and harbors in which we have long-standing terminal assets. That is the most difficult element to replicate within our business. In our Materials Handling business, we are providing services to third parties that leverage our infrastructure. The Natural Gas business is a marketing and logistics business, that is North East-centric, is very asset light. We secure transportation on natural gas pipelines and are able to supply customers behind city gates, or local utilities, without owing these assets. It is really a logistics and marketing business that uses an existing natural gas infrastructure to serve commercial and industrial accounts.

TWST: How would you characterize the overall business as far as size or scope whether in terms of volumes, numbers of customers and geographic reach?

Mr. Glendon: In our Refined Products business, we sell about 30 to 35 million barrels of physical-marketed products per year, so about 1.4 billion gallons or so. We sell most of that volume to several thousand wholesale accounts. These are resellers that deliver to residential homeowners, we also sell direct to large commercial entities, examples include transit authorities in the North East or other large commercial fleets. For our Natural Gas segment, we sell about 60 billion cubic feet per year to about 20,000 commercial and industrial locations throughout the North East. A very small portion of business from a recent acquisition delivers product to residential customers but the vast majority of our sales are to commercial entities. For Materials Handling, we focus more on adjusted gross margin, although the volume would be in short tons or in gallons, depending on whether it is a liquid product or a bulk material. For 2016, our adjusted gross margin was approximately $260 million. Refined Products represented approximately 55% of that total. Natural Gas was nearly 25% and Materials Handling contributed almost 20%.

TWST: How do you see your gross margin shifting at all between these segments? Do you think it is going to break down across the business segments over the next year in the way it does currently?

Mr. Glendon: If you look at overall volume trajectories in the United States for use of refined products, it is flat, whereas natural gas continues to grow. Now our specific experience will be both a function of the kind of underlying growth dynamics as well where we are successful in making acquisitions. So we are continually looking at acquisitions in each of our segments. Depending on how successful we are in completing acquisitions that could cause one or the other segments to grow a little bit faster than the other. But given current market dynamics and energy use, we anticipate more growth in natural gas than in refined products.

TWST: You have had a rapid series of acquisitions. Can you talk more in depth about the strategy behind them and provide any key details that you think an investor audience needs to understand?

Mr. Glendon: We made five acquisitions last year, which is a pretty active pace for us certainly. Since we went public about four years ago, we have made ten acquisitions. So last year was a pretty prolific pace, but all of them were relatively modest-sized acquisitions that we think we are capable of integrating well. The theme behind many of our acquisitions, in addition to filling in our network of existing assets, has been to limit our inherent seasonality. Our heating oil and our natural gas sales are for heating in more winter-oriented demand periods so many of our acquisitions over the last few years have been oriented towards increasing the ratability of our business. As a master limited partnership, the investor community looks for a more ratable business and for continued solid distribution growth. Candidly, the fit of the seasonal nature of our business with the master limited partnership model that expects consistent distributions has been one that we have endeavored to try to align. The change in mix towards more ratable businesses can tamp down our seasonality. So in Refined Products, we anticipate in the future there will be more gasoline and diesel fuel sales relative to heating oil. We also recently completed an acquisition that provides fueling into the frac sites in Pennsylvania and Utica and Marcellus Shale. This means a move into the much more ratable business of providing diesel fuel on the well pad themselves.

TWST: How did you decide to expand geographically? How do you define your limitations or boundaries at this stage?

Mr. Glendon: Historically, we have been a very New England or North East-centric company and that remains the case today. To the extent we have grown outside that, it has been into an adjacent geography with Pennsylvania being a good example where we are very comfortable with the demand dynamics. It is not a stretch to manage moving further afield into the Pittsburgh market into which we have already been marketing in the Philadelphia and Eastern Pennsylvania area. Our growth efforts have been really at the borders of our existing geography. We have considered some things further afield, but we are more comfortable with modest geographic expansion off of the core business.

TWST: What are your annual strategic objectives? And as you're answering that, can you describe any specific operational shifts you want to make to grow more organically?

Mr. Glendon: You are correct in observing that we are aspiring to grow both organically and through acquisitions. Organic growth again in a flat market or flat demand market is a function of providing additional services that are valued by our customer base. Given that the demand for our products and services is roughly flat, we endeavor to participate in commodity markets with a decidedly non-commodity bent. By that I mean we offer ancillary services wrapped around the products to help our customers better manage their businesses. We are trying to align ourselves with our customers and succeed behind their success. We want to understand how they use the commodity and to help with risk management requirements and with providing them with better information and better services. Part of our efforts are oriented around trying to be closer to our customers to help them better manage. Examples of that are with our heating oil dealers. We work with them to enable them to offer a fixed prices to customers as it is very challenging for a small heating oil dealer to manage risk management programs. We, in supplying thousands of heating oil dealers, can offer them products and services that allow them to supply their customer base with reduced risk to their operations. As we talk about annual objectives, we are really endeavoring to have a greater share of wallet, if you will, with our existing customer base and be the go-to service provider to them. A good example today is, with it cold here, we have the security of supply to dealers and that is critically important to them in times of stress on deliveries. I am proud to say that we have maintained product in our terminal locations that are accessible to dealers, which sounds pretty simple, but it is actually pretty hard to execute on given the very high demands the system has experienced over the last several weeks. We are unique in our ability to keep our customers wet over that period of time when the stress in the system is so high. That is a value to customers well beyond the provision of the commodity itself.

TWST: When you talk about that ancillary service, how far are you from the customer? You talked about helping them manage their risk related to their fixed price offerings. Are you really taking over that function for them? Are you helping them with software?

Mr. Glendon: I will give two examples of that. One is in the traditional Refined Products business. I get pretty passionate about it. If I am a heating oil dealer, I am offering customers in my market a product at an offer, historically, that I would have had to wear a lot of risk to offer at that fixed price to my customer base. The homeowner wants to lock in say 1,000 gallons for the winter because but for me to do that historically as a heating oil dealer, I have had to lock in contracts on the NYMEX or with suppliers. I had to do so in full contract lot sizes, so 42,000 gallons per month is NYMEX lot size. If I am offering that to my customers, I either have to go long the hedge if you will and buy those contracts in 42,000 gallon increments and then hope I can sell them to my customers or, vice versa, I sell things to my customers and I hope I can cover them and that the market hasn't moved too much in the time period from when I sold them to my customers versus when I locked in my hedges. We began to say, wait a second, we will break bulk if you will, for those 42,000-gallon lot sizes, and we will offer you a service whereby you can lock in 1,000 gallons for the winter months with a spread from November to March on a heat curve basis as opposed to trying to go out and acquire in such a volume. We can do that because we are serving thousands of customers at the same point in time so this is weaved through a software offering and has eliminated a huge component of the risk that our customers traditionally had to wear to offer those services to their customers. I guess you could say I am taking over that function for them, although we are offering them accessibility to ancillary services to help them manage the risk profile. Another example I will provide, because I have not talked about our Materials Handling business in terms of customer intimacy, is really taking over the logistics operations to manage the manufacturing process. Here in New England we provide a service to a wallboard plant where in New Hampshire we manage inventory on a 24/7 basis and just-in-time delivery so that the plant personnel can focus on running the plant. We take ships in at our dock and offload gypsum rock stored at our facility, move it around with bulldozers and conveyor systems and deliver it to customer premises in our own trucks 24/7. We have taken away the need to manage the raw material import process to the manufacturing plant and have committed to it, with the materials coming through on a 24/7 basis, so that they can focus on production. That is just another example of how we commit to being there for our customers and keeping their businesses running successfully.

TWST: Who do you consider to be your primary competition and how is the company being distinguished from them?

Mr. Glendon: One of the challenges we face in the public markets is we do not have a good peer group. It can be a little bit hard to get attention when it is very difficult to identify direct peers. That stated, in our different businesses, we have different competitive sets. In Refined Products, our competitors range from the large integrated majors as in Motiva, Shell, Irving Oil, Phillips 66 down to small asset-light wholesalers that sell to the dealer. For Natural Gas, the single largest competitor is Direct Energy, which is formally the Hess business, and a bunch of smaller participants in the natural gas business. In Materials Handling, we compete with the public ports to some extent. There are not many competitors with assets like ours in the deep water with access to docks and to the laydown space to provide services. So it is a pretty broad range of competitors in each of our businesses, but there is no one or two competitors that compete with us in all of our businesses. Again, that makes it a little bit difficult from a public comparative perspective in that there are not really many peers against which we can compare.

TWST: Can you broadly describe any current or near-term capital investments and what they are about?

Mr. Glendon: The biggest capital investment we are currently making or have made over 2017, and it will extend a little bit into 2018, related to the acquisition of an asset in East Providence, Rhode Island, that I call the three-corner bank shot. We acquired a terminal asset that was for sale and we were able to do so successfully by lining up a customer who is willing to commit to us repurposing that asset. After acquiring the terminal, we converted what had been a diesel and heating oil terminal into a gasoline throughput facility. We were able to make that investment and the acquisition because, on the backside, we lined up a commitment with a major refiner marketer who wanted a new home for gasoline and was willing to commit to a long-term throughput agreement with us that would facilitate the economics of making that capital investment. It actually allowed us to reconfigure not only the terminal we acquired in East Providence, but also our existing terminal asset in Providence to provide additional services to that refiner marketer such that there will be a collective of new terminal assets to support a broader range of businesses for us.

TWST: What key metrics are you most focused on right now and why?

Mr. Glendon: We look at the master limited partnership metrics that our investors care about and those are: distribution coverage, distributable cash flow growth, leverage and adjusted EBITDA. They tend to get the most attention from us. If you take a look at us right now, you will see we present a pretty interesting combination of a relatively high current yield on our distributions that continues to grow. We have grown our distributions for 15 straight quarters and have signaled to the market that we intend to continue to grow those distributions at the same pace, increasing by 1.5 cents per unit, per quarter at least until the end of 2019. So you have a current yield of nearly 10% with distributions growing at double-digit rates since our IPO, and the same quarterly increase in distributions expected to continue at least for the next couple of years. That is a pretty compelling proposition as we maintain low leverage and a high coverage ratio on those distributions. We provide a really interesting opportunity for retail or small institutional investors. As a small cap with a pretty concentrated unitholder base a relatively small number of SRLP units are traded on a daily basis. It really doesn't provide much opportunity for people who want to put a lot of money to work just because the trading liquidity in our units doesn't currently permit that. We have got a strong base of unitholders that like their position, but I think the combination of high yield, healthy growth, solid distribution coverage and low leverage provides a really unique opportunity in particular for retail or small institutional investors.

TWST: You talked a little bit about some of the services that you are providing to customers, but what are any additional examples of how you think the company is moving the industry or the industries forward that you are participating in?

Mr. Glendon: I would probably revert back to some of the points we’ve discussed. We are endeavoring to really be a business partner to our customers, and, again, recognizing that, at the end of the day, our product is truly a commodity in every sense of the word, but not trying to treat the customer franchise and the relationships like a commodity. We are trying to realize a premium for the products and services that we sell alongside that. We are a little bit unique in the industry. Most competitors do tend to think of it as a commodity, but that does a disservice to the customers in that they use the commodity and they have particular needs around risk management activities associated with that commodity that can each be very different.

TWST: What market conditions are you most closely monitoring right now and what are you doing in reaction to them?
Mr. Glendon: During December and early January of this year it was extremely cold in the North East, which as I mentioned, is a wonderful condition for us. Candidly, that is the biggest driver of demand on a daily basis, given that our primary product remains heating oil and natural gas for heating purposes. Our supply and logistics capabilities allow us to meet customer demand through extremely volatile market conditions. I am quite proud of our team in maintaining product in our terminals and serving our customers despite demand picking up by multiples over this period.

TWST: Are you seeking any agreements or partnerships at the present moment? If so, can you explain what purpose they might have?

Mr. Glendon: There is nothing particular that we have in the works or that I am seeking currently. I gave an example of our investment in the East Providence facility with a committed refiner marketer partner.

Episodically, we see opportunities to do that, but there are no projects I have for which we are seeking an investment partner.

TWST: What is it that you would like potential investors today to know about Sprague Resources?

Mr. Glendon: As I mentioned, the yield is great today whereby we continue to grow at a healthy clip but we do so with a very healthy balance sheet and a conservative mindset that says we want to maintain a high coverage ratio and maintain a relatively low leverage. We have articulated some very specific targets for that. We have always managed ourselves within those targets, but again we are still relatively new to the public market. We have been public for four years, but we have grown our distributions every quarter since the first quarter after going public. We continue to be on a pace of healthy distribution growth. On behalf of the unitholders, the returns thus far relative to the peer group have been outstanding. I certainly hope that we can keep up that pace of outperformance versus the indices.

TWST: Thank you.
Mr. Glendon: Thank you.

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